SCHEDULE 14A INFORMATION
 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.___)

 Filed by the Registrant  X

 Filed by a Party other than the Registrant  ___

 Check the appropriate box:

      Preliminary Proxy Statement

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    X Definitive Proxy Statement

      Definitive Additional Materials

      Soliciting Material Pursuant to section 240.14a-11(c) or section

      240.14a-12

                               PSB HOLDINGS, INC.
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X  No fee required

      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid: ___________________________

      (2)  Form, Schedule or Registration Statement No:

            ___________________________

      (3)  Filing Party: ___________________________

      (4)  Date Filed: ___________________________

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                              PSB HOLDINGS, INC.


                             ____________________



       The annual meeting of shareholders of PSB Holdings, Inc. will be held at 2:00 p.m., Tuesday, April 18, 2006, at Hereford & Hops Restaurant, 2305 Sherman Street, Wausau, Wisconsin for the following purposes:

       1.    To elect 10 directors; and

       2. To transact such other business as may properly come before the meeting.

       Shareholders of record at the close of business on March 1, 2006 are entitled to notice of, and to vote at, the annual meeting of shareholders and any adjournment thereof.


                                        By order of the Board of Directors
                                        DAVID K. KOPPERUD
                                        David K. Kopperud
                                        President

March 10, 2006


SHAREHOLDERS ARE REQUESTED TO PROMPTLY DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING.

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 2006

                               TABLE OF CONTENTS

                                                                           Page

Proxies and Voting Procedures................................................1
       Your Vote.............................................................1
       Shareholders Entitled to Vote.........................................1
       Quorum, Required Vote, and Related Matters............................1
       Costs of Solicitation.................................................2
       Proxy Statement and Other Shareholder Proposals.......................2

The Board of Directors.......................................................3
       The Board.............................................................3
       Committees and Meetings...............................................3
       Compensation of Directors.............................................4

Election of Directors........................................................5
       Nominations...........................................................5
       Election of Directors.................................................6

Beneficial Ownership of Common Stock.........................................7
       Section 16(a) Beneficial Ownership Reporting Compliance...............8

Audit Committee Report and Related Matters...................................8
       Audit Committee Report................................................8
       Audit Committee Pre-Approval Policies.................................9
       Independent Auditor and Fees..........................................9

Executive Officer Compensation..............................................10
       Summary Compensation Table...........................................10
       Stock Options........................................................10
       Employment and Change of Control Agreements..........................11
       Committee's Report on Compensation Policies..........................12

Stock Price Performance.....................................................13
                                       i
PSB HOLDINGS, INC.                                              MARCH 10, 2006
1905 W. STEWART AVENUE
WAUSAU, WISCONSIN  54401

                              PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 18, 2006

                            SOLICITATION OF PROXIES

       We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of PSB Holdings, Inc., for use at the 2006 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 2:00 p.m., April 18, 2006, at Hereford & Hops Restaurant, 2305 Sherman Street, Wausau, Wisconsin.

                         PROXIES AND VOTING PROCEDURES

YOUR VOTE

       Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Wausau, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice at the annual meeting.

       All shares represented by your proxy which has been properly completed and submitted to us prior to the meeting (and which has not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

       If any matters not specified in the accompanying notice of annual meeting are properly presented to shareholders for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote.

SHAREHOLDERS ENTITLED TO VOTE

       Shareholders at the close of business on the record date, March 1, 2006, are entitled to notice of, and to vote at, the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, there were 1,705,771 shares of common stock outstanding.

QUORUM, REQUIRED VOTE, AND RELATED MATTERS

       Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum,
                                       1
shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

       "Street Name" Accounts. If you hold shares in "street name," you will be asked to provide voting instructions to the broker that is the holder of record of your shares. In some cases, your broker may be able to vote your shares even if you provide no instructions (such as the election of directors), but on other matters your broker may vote the shares held for you only if you provide voting instructions. Shares for which a broker does not have the authority to vote are recorded as a "broker non-vote" and are not counted in the vote by shareholders.

       Election of Directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of 10 directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying form of proxy or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

       All Other Proposals. As of the date of this proxy statement, we do not know of any other proposals to be brought before the annual meeting. Generally, a proposal other than the election of directors which is brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

COSTS OF SOLICITATION

       In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail, or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries, and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

PROXY STATEMENT AND OTHER SHAREHOLDER PROPOSALS

       Any shareholder who intends to present a proposal at the annual meeting to be held in 2007 must deliver the written proposal to the Secretary of the Company at our office in Wausau, Wisconsin:

   (circle)not later than November 10, 2006, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

   (circle)on or after January 18, 2007, but on or before February 17, 2007, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2007 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for director made from the floor at the annual meeting of shareholders to be held in 2007 require advance notice in accordance with the bylaws.
                                       2
                            THE BOARD OF DIRECTORS

THE BOARD

       Number of Directors. Our restated articles of incorporation provide that the number of directors shall be determined by resolution of the Board, but that there shall be not less than 5 nor more than 17 directors. Our directors also serve as members of the board of directors of our subsidiary, Peoples State Bank (the "Bank"). The Board has set the number of directors at 10.

       Attendance at Board Meetings. During 2005, the Board and the Bank's Board met fourteen times. All directors attended at least 75% of the aggregate number of meetings of the boards and meetings of the committees of the boards on which they served.

       Communicating with the Board. Shareholders and others may communicate with the Board by writing to the Chairman at our corporate office, P.O. Box 1686, Wausau, Wisconsin 54402-1686. Individual directors may also be contacted in writing at the same address. Mail which prominently contains the words "Shareholder Communication" on the envelope will be forwarded unopened to the director to whom it is addressed. Mail which is not so marked may be opened for sorting before it is forwarded to the director to whom it is addressed. If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence may be addressed to, and will be forwarded to the Chairman of the Audit Committee. Our website also describes the Audit Committee's concern or complaint procedures.

       Attendance at Annual Meetings. The Board has an informal policy under which all directors are expected to attend the annual meeting of shareholders unless other business matters require immediate attention. Nine directors attended the annual meeting held in 2005.

       Certain Relationships and Related Transactions. During 2005, in the ordinary course of business, our directors and officers and the directors and officers of the Bank, and many of their associates and the firms for which they serve as directors and officers, conducted banking transactions with the Bank or provided certain services to the Company. All loans to directors and officers and to persons or firms affiliated with directors and officers were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than normal risk of collectibility or present other unfavorable features. Mr. Crooks is a shareholder in the firm of Crooks, Low & Connell, S.C. and, during 2005 the firm provided legal services to the Bank. In our opinion, all banking and other transactions were made on terms at least as favorable as those which are available to unaffiliated parties.

COMMITTEES AND MEETINGS

       The Board appoints an Audit Committee and the board of directors of the Bank appoints a Compensation Committee which serves in lieu of a compensation committee of our Board. The functions of a nominating committee are performed by the Board as a whole (see "Election of Directors - Nominations").

       Audit Committee.  The Audit Committee is established in accordance with
Section 3(a)(58)(A) of the Exchange Act and held three meetings in 2005. The Audit Committee operates under a charter adopted by the Board and assists the Board in monitoring (1) the integrity of our financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of our internal audit function
                                       3
and independent auditors, and (4) our compliance with legal and regulatory requirements. Each member of the Committee satisfies the criteria for director independence under the listing standards applicable to companies listed on The Nasdaq National Market. Mr. Gullickson receives a perquisite in the form of club memberships, but no consulting, advisory, or other compensatory fee. See "- Compensation of Directors." Accordingly, each member of the committee other than Mr. Crooks, whose firm receives certain legal fees from the Company, satisfies the criteria for audit committee member independence. See "Audit Committee and Related Matters - Audit Committee Report." Mr. Polzer (Chairman), Mr. Crooks, Mr. Fish, Mr. Gullickson, and Mr. Sonnentag serve as members of the Audit Committee.

       Compensation Committee. We pay no compensation to our officers. All officers are full-time employees of the Bank. Mr. Ghidorzi (Chairman), Mr. Fish, Mr. Polzer, and Mr. Crooks serve as members of the Bank's Compensation Committee. The committee met five times during 2005. See "Executive Officer Compensation."

COMPENSATION OF DIRECTORS

       Annual Retainer, Meeting, Fees, and Perquisites. Directors receive no retainer or fee for attendance at meetings of the holding company board of directors, but receive $300 for each committee meeting attended. Our directors are also directors of the Bank. The Chairman of the Board of the Bank receives an annual retainer of $12,000 and all other Bank directors receive an annual retainer of $10,000, reduced on a pro rata basis if the director fails to attend at least seven meetings of the Bank board. All Bank directors receive $500 for each Bank board meeting attended (including one excused absence), $400 for each meeting of the Bank's Loan Committee attended, and $300 for each other Bank board committee meeting attended. The Chairman of each Bank committee receives an additional $50 per meeting attended. An incentive fee of $500 is paid after year-end to Bank directors based on achievement of the Bank's targeted return on equity and $500 for achievement of targeted average asset growth. Two club memberships are provided for Mr. Gullickson at a cost of $4,059 for purposes of entertaining Bank customers.

Deferred Compensation Plan. The Directors Deferred Compensation Plan provides that directors may elect each year to defer some or all of the fees otherwise payable by the Company and the Bank during the year. Amounts deferred become payable in cash in a lump sum or in 60 or 120 monthly installments after a director's termination of service. In the event a director's service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. In the event a director leaves the Board before reaching mandatory retirement age, the director may elect to defer receipt of payment of his deferred account until the March 1 following his attainment of such age. Otherwise, payments begin on the March 1 following termination of service as a director. During the period in which payment is deferred (through the date a director's service on the Board terminates), interest is credited on deferred fees only if our return on equity was at least 12%. If the threshold return is achieved, deferred fees are credited with interest each fiscal year at a rate equal to 50% of our return on equity for the preceding fiscal year. During the period following a director's termination of service, the unpaid balance in a director's deferral account will be credited with interest at a rate of 8% per annum.
                                       4
                             ELECTION OF DIRECTORS

NOMINATIONS

       Role of the Board. The Board has not appointed a nominating committee. The Board believes that it is appropriate for the Board, as a whole, to identify and recommend nominees for director because:

(circle)the size of the Board is relatively small and promotes active discussion of appropriate candidates;

(circle)the Company is engaged almost exclusively in community based commercial and retail banking within a three-county market area, thereby increasing the need to identify Board members who understand and are involved as users of banking services in the Company's market area rather than candidates who have national or regional banking experience;

(circle)the nature of community-based banking requires directors who can be strong supporters of the Company's business in its market area; and

(circle)the Board consists of a strong majority of independent directors, as determined in accordance with the listing standards applicable to companies listed on The Nasdaq National Market.

Members of the Board do not take part in the consideration of their own candidacy.

       Identification of Candidate and Shareholder Recommendations. The Board will consider candidates for election from a wide variety of potential sources and may, from time to time, adjust the size of the Board to reflect the number of qualified Board candidates. Persons considered for nomination may include incumbents whose term will expire at the next annual meeting, or persons identified by members of the Board, executive officers, and shareholders. To recommend an individual for consideration, a shareholder should mail or otherwise deliver a written recommendation to the Board not later than the December 1 immediately preceding the annual meeting for which the individual is to be considered for inclusion as a nominee of the Board. At a minimum, a shareholder recommendation should include the individual's current and past business or professional affiliations and experience, age, stock ownership, particular banking, or business qualifications, if any, and such other information as the shareholder deems relevant to assist the Board in considering the individual's potential service as a director.

       Qualifications. In reviewing potential nominees, the Board considers the qualifications of the nominee and the mix of age, skills, and experience of current Board members. All potential nominees submitted to, or identified by, the Board are evaluated on a similar basis for their level of qualifications and experience. While the Board has not adopted specific minimum qualification requirements, the Board believes that persons nominated for director should possess a combination of age, experience, and skills and, to as great an extent as possible, the following attributes:

   (circle)a reputation for personal and professional integrity and high regard in the community;

   (circle)comprehensive knowledge of our banking market area and customer base;

   (circle)a successful business career and an ability to enhance our banking business;

   (circle)proven sound business judgment and skills;
                                       5
   (circle)ability to understand the economic, financial, operational, and regulatory issues impacting on our banking business; and

   (circle)being motivated by benefit to the organization, rather than for personal gain or prestige.

       The Board will also evaluate candidates in light of its objective to attain greater gender diversity among its members. Directors are required to own a minimum of 500 shares of our stock by the first anniversary of their election to the Board. The mandatory retirement age for directors elected prior to August, 2002, other than Mr. Gullickson, is age 77, and age 72 for all directors elected after July 2002. Incumbent Board members are considered by the Board on the basis of these qualities and also on the basis of their service during their term in office.

ELECTION OF DIRECTORS

       At the annual meeting, shareholders will be asked to elect each of the following nominees to terms of office that will expire at the annual meeting of shareholders to be held in 2007. Each of the nominees has consented to serve if elected, but in case one or more of the nominees is not a candidate at the annual meeting, it is the intention of the persons designated as proxies on the accompanying proxy form to vote for such substitute or substitutes as may be designated by the Board.

       The name, age, principal occupation or employment, and other affiliations of each nominee are set forth in the following table. Unless otherwise specified, each current position has been held for a minimum of five years.

       THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

                                                                YEAR BECAME DIRECTOR
NAME AND AGE                PRINCIPAL OCCUPATION                     OF THE COMPANY
Gordon P. Connor, 68      Investor; President of Connor Management          1995
                          Corporation

Patrick L. Crooks, 71     Chairman of the Board of the Bank; Attorney       1995
                          and President, Crooks, Low & Connell, S.C.

William J. Fish, 55       President of BILCO, Inc. (McDonald's franchisee)  1995

Charles A. Ghidorzi, 61   President of C.A. Ghidorzi, Inc. and              1997
                          Structural Systems, Inc.

Gordon P. Gullickson, 77  Chairman of the Board of the Company;             1995
                          retired, former President of the Company
                         (1995-1999) and the Bank (1986-1999)

David K. Kopperud, 60     President of the Company and the Bank             1999

Thomas R. Polzer, 63      President, Polzer, LLC, and President,            1995
                          Secretary, and Treasurer of M & J Sports, Inc.

William M. Reif, 63       President and CEO of Wausau Coated Products, Inc. 1997

Thomas A. Riiser, 70      Retired, President of Riiser Oil Company, Inc.
                          until 1999                                        1995

John H. Sonnentag, 63     Chairman of the Board, County Materials
                          Corporation                                       2002

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

       The following table sets forth, based on statements filed with the Securities and Exchange Commission ("SEC") or information otherwise known to us, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

                                    SHARES OF BANK STOCK      PERCENT OF
   NAME AND ADDRESS                  BENEFICIALLY OWNED          CLASS
   The Banc Fund Company, LLC/             108,700               6.37%
   Charles J. Moore(1)
   208 S. LaSalle Street
   Chicago, IL 60604

   Lawrence Hanz, Jr.                       92,893               5.45%
   2102 Clarberth
   Schofield, WI 54476

(1) Shares held in various funds controlled by The Banc Fund Company, LLC, over which Mr. Moore exercises sole voting and dispositive power.

       The following table sets forth, based on statements filed with the SEC, the amount of common stock which is deemed beneficially owned on the record date by each of our directors, each of the current executive officers named in the summary compensation table, and our directors and executive officers as a group. The amounts indicated include shares held by spouses and minor children, shares held indirectly in trust for the benefit of the directors and/or their spouses, children, or parents, shares held by businesses or trusts over which directors exercise voting control, and shares subject to exercisable options.

                                               SHARES OF STOCK     PERCENT OF
     NAME                                    BENEFICIALLY OWNED       CLASS
Gordon P. Connor                                     20,456(1)         1.20%
Patrick L. Crooks                                    16,788              *
William J. Fish                                      18,665            1.09%
Charles A. Ghidorzi                                     613              *
Gordon P. Gullickson                                  6,044              *
David K. Kopperud                                    20,002(2)         1.17%
Thomas R. Polzer                                     20,012            1.17%
William M. Reif                                       3,532              *
Thomas A. Riiser                                     17,556            1.03%
John H. Sonnentag                                     6,102              *
David A. Svacina                                     10,988(2)           *
Scott M. Cattanach                                      820(2)           *
All directors and officers as a group (12 persons)  141,578(2)         8.24%

*  Less than 1%
(1) Includes 6,331 shares held by two trusts for which beneficial ownership is disclaimed.
(2) Includes shares which may be acquired through the exercise of options on or before 60 days from the record date, March 1, 2006, for Mr. Kopperud, 8,973 shares; Mr. Svacina, 3,263; and Mr. Cattanach, 560 shares.

                                       7
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock ("reporting persons") to file reports of ownership and changes in ownership with the SEC. Reporting persons are also required by SEC regulations to furnish us with copies of all
Section 16(a) forms filed by them with the SEC. Based solely on our review of the copies of the Section 16(a) forms received by us or upon written representations from certain of these reporting persons as to compliance with the Section 16(a) regulations, we are of the opinion that during the 2005 fiscal year, all reports required by Section 16(a) were filed on a timely basis.

                  AUDIT COMMITTEE REPORT AND RELATED MATTERS

AUDIT COMMITTEE REPORT

       During the 2005 fiscal year, the Audit Committee met at various times with management, senior members of the Company's financial management personnel, and the Company's independent auditor to review and discuss, prior to their issuance, the Company's financial statements, the Company's reports to the Securities and Exchange Commission ("SEC"), and the Company's system of internal controls. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review of the financial statements included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

       The Committee received from the Company's independent auditor the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the Company's independent auditor the independence of the firm for the purposes of expressing an opinion on the Company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the independence of the firm.

       Management has primary responsibility for the Company's financial statements and the filing of financial reports with the SEC. It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures. The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Accordingly, the Committee's reviews of the Company's financial statements and its discussions with the Company's financial management personnel and the independent auditor do not guarantee that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States).

On the basis of its reviews and discussions concerning the financial statements and the independence of the auditor described above, the Audit Committee recommended to the Board that it approve the inclusion of
                                       8
the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

                                                     AUDIT COMMITTEE
                                                     Thomas R. Polzer, Chairman
                                                     Patrick L. Crooks
                                                     William J. Fish
                                                     Gordon P. Gullickson
                                                     John H. Sonnentag

AUDIT COMMITTEE PRE-APPROVAL POLICIES

       The Audit Committee is required to pre-approve audit and non-audit services performed by the Company's independent auditor. The Committee has adopted a pre-approval policy under which certain specific services and related fees listed on a schedule of audit, audit-related, and tax services received pre-approval in 2005. In connection with the pre-approval, the Committee reviewed appropriate detailed back-up documentation and received confirmation from management and the independent auditor that each non-audit service included in the schedule may be performed by the independent auditor under applicable SEC and professional standards. Before any services are performed by the independent auditor, they are reviewed by the Company's Chief Financial Officer to determine whether they have been included on the schedule of pre-approved services or require specific Committee action. Under the Committee's policy, the Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve specific services, other than internal control services, provided that any such pre-approvals must be presented to the full Committee at its next meeting.

       In granting approval for a service, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the service is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor's independence.

INDEPENDENT AUDITOR AND FEES

       The Audit Committee appointed Wipfli LLP ("Wipfli") as independent auditor to audit the financial statements of the Company for the fiscal year ended December 31, 2005. Representatives of Wipfli will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

       The following table presents aggregate professional fees paid or accrued during the 2005 and 2004 fiscal years in the categories specified. All services performed received pre-approval by the Audit Committee.

                                               2005             2004
          Audit Fees (1)                     $56,850         $56,500
          Audit-Related Fees (2)              20,246          19,986
          Tax Fees (3)                        19,538          19,874
          All Other Fees                           0               0
                                             $96,634         $96,360

(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the
                                       9
    independent auditor can reasonably be expected to provide, such as statutory audits and review of SEC filings.
(2) Audit-related fees consisted principally of services relating to audit of employee benefit plan, information systems review, and Federal Home Loan Bank collateral exam and attestation.
(3) Tax fees represent professional services related to tax compliance and consultation.

                        EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

       No compensation is paid by us to any of our officers. The table below sets forth compensation awarded, earned, or paid by the Bank for services in all capacities during the three years ended December 31, 2005, 2004, and 2003, to our Chief Executive Officer and each other executive officer of the Company or the Bank as of December 31, 2005, who had salary and bonus compensation for the most recent fiscal year in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                                                             Long Term
                                                                           Compensation
                                                                               Awards
                                                                             Securities
                                                                              Underlying
Name and                                                          Other Annual Options/  All Other
Principal Position                     Year   Salary(1)   Bonus   Compensation SARS(#) Compensation
David K. Kopperud                      2005   $179,000   $10,737     $  0        0      $29,706(2)
President and a director of            2004   $174,250   $10,455     $  0        0      $27,867
the Company and the Bank               2003   $170,000   $61,200     $  0        0      $32,750

David A. Svacina                       2005   $115,850   $ 8,340     $  0        0      $ 8,610(3)
Vice President and Secretary           2004   $112,750   $ 6,765     $  0               $ 9,557
of the Company and Executive           2003   $110,000   $27,720     $  0        0      $11,822
Vice President of the Bank

Scott M. Cattanach                     2005   $107,425   $ 4,727     $  0        0      $ 7,969(4)
Treasurer of the Company and           2004   $104,550   $ 4,600     $  0        0      $ 9,213
Chief Financial Officer of the Bank    2003   $102,000   $25,704     $  0        0      $ 9,087

(1) Includes compensation deferred by participants under the Bank's qualified retirement plan and Executive Deferred Compensation Plan.
(2) Includes contributions under the Bank's qualified retirement plan of $12,197, directors fees of $17,500, and above market interest of $9 accrued under the Executive Deferred Compensation Plan.
(3) Includes contributions under the Bank's qualified retirement plan of $8,604 and above market interest of $6 accrued under the Executive Deferred Compensation Plan.
(4) Includes contributions under the Bank's qualified retirement plan of $7,965 and above market interest of $4 accrued under the Executive Deferred Compensation Plan.

STOCK OPTIONS

       Option Grants. We maintain a stock option plan pursuant to which options to purchase common stock may be granted to key employees. No grants of stock options were made during 2005.
                                       10
       Option Exercises And Year End Holdings. The following table sets forth information regarding the exercise of stock options in 2005 by the executive officers named in the summary compensation table and the December 31, 2005 value of unexercised stock options held by such officers.

                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                      AND FY-END OPTION/SAR VALUES

                  SHARES                  NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-THE-
                  ACQUIRED      VALUE     UNDERLYING UNEXERCISED      MONEY OPTIONS/SARS AT FY-
                  ON EXERCISE   REALIZED  OPTIONS/SARS AT FY-END(#)   END ($)
NAME              (#)          ($)        EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
Mr. Kopperud        0           N/A        8,973         0            $129,780        N/A
Mr. Svacina         0           N/A        3,263         0            $ 48,521        N/A
Mr. Cattanach       0           N/A          560         0            $  7,778        N/A

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

       In order to assure management continuity and stability, the Company has entered into employment and change of control agreements with Mr. Kopperud, Mr. Svacina, and Mr. Cattanach.

       The agreements of Mr. Kopperud, Mr. Svacina, and Mr. Cattanach are substantially similar, except for the amount of base salary. The agreements provide for an initial term of employment of three years, with automatic extensions of one month following the close of each calendar month until either party notifies the other that the contract will no longer be extended or the executive reaches age 62. The effect of this provision is to maintain a continuing three-year agreement which will terminate at the executive's death, age 65, or three years after notice of nonextension is given. The agreements provide for the provision of base salaries and participation by the executives in the various plans offered to other employees. In the event of a termination without cause, the executive is entitled to receive the balance of the salary that would have been paid under the agreement and coverage under the Bank's health insurance plan for the unexpired term of the agreement or until the executive becomes eligible for coverage under the plan of another employer. In the event of termination for cause, the executive is entitled to no further benefits under the agreement. "Cause" is defined under the agreement as (a) acts which result in the payment of a claim under a blanket banker fidelity bond policy; (b) the willful and continuing failure to perform the executive's duties; (c) the commission of certain crimes, including theft, embezzlement, misapplication of funds, unauthorized issuance of obligations, and false entries; (d) acts or omission to act which result in the material violation by the executive of any policy established by the Bank which is designed to insure compliance with applicable banking, securities, employment discrimination or other laws or which causes or results in the Bank's violation of such laws; or
(e) the executive's physical or mental disability. The agreements provide that the executive will not work in competition with the Bank for a period of one year following termination.

       The agreements also guarantee the executives specific payments and benefits upon a termination of employment as a result of a change of control of the Company, as defined in the agreements. In the event the executive voluntarily terminates employment for "good reason" or is involuntarily terminated other than for "cause" after a change of control, the executive is entitled to (a) a lump sum payment equal to three times the sum of the executive's current base salary plus the average incentive compensation bonus for the past three years, (b) a proportionate amount of any unpaid bonus deemed earned for the year of termination, and (c) payments for certain other fringe benefits. The benefits payable to the executive cannot, however, exceed, 300% of the base amount provided under Section 280G of the Internal Revenue Code relating to parachute payments.

COMMITTEE'S REPORT ON COMPENSATION POLICIES

       General. Compensation policies are administered by the Compensation Committee of the Bank (the "Compensation Committee"). The Bank's executive compensation policies are intended to attract and retain individuals who have experience in banking and to provide a level of compensation which is competitive with other banks. Although compensation data from the American Community Bankers Association may be consulted for purposes of comparison, given the disparity of size among banks and the difficulty in drawing exact comparisons between the duties and responsibilities of officers of other banks, the determination of appropriate compensation levels by the Compensation Committee is subjective.

       Base Salaries. Base salaries are recommended by the President and CEO and reviewed on an annual basis by the Compensation Committee. Annual increases are determined by the overall objective of maintaining competitive salary levels, general factors such as the rate of inflation, and individual job performance. Individual job performance is the most important of these criteria. The Compensation Committee, after reviewing the recommendations of the President for salaries other than his own, and reviewing the President and CEO's salary, recommends base salary amounts to the full Bank board which makes the final decision with respect to all base salary and incentive compensation matters.

       Incentive Compensation. The Bank maintains incentive compensation plans as part of its overall compensation philosophy.

       The Bank's Senior Management Incentive Compensation Plan provides an annual cash incentive opportunity for eligible participants. Incentive compensation is determined under a formula that determines base incentive compensation based upon the percentage by which the Bank's budgeted net income, the participant's departmental goals, and the participant's individual goals have been achieved. Base incentive compensation is then adjusted by a factor which takes into account the Bank's achievement of its goal for budgeted net income and the responsibility level of the individual participant. The factor for budgeted net income, before expenses relating to the plan (Tier I), is adjusted upward if the achieved level of net income is at least 107.5% of the budgeted amount (Tier II) or at least 115% of the budgeted amount (Tier III). The plan provides for ranges of incentive compensation from 0% to 45% of base salary for the CEO and 0% to 36% of base salary for the other named executive officers. Incentive compensation is paid in cash following the determination of results under the plan for the preceding fiscal year.

       The named executive officers will also participate in the Bank's Executive Deferred Compensation Plan in 2006. The Bank has set the maximum permitted deferral of annual base salaries at 20% with the Bank matching 20% of the first 15% of salary deferred. These percentages will remain in effect for future fiscal years unless changed by the Bank. In addition, Mr. Kopperud receives an annual supplemental contribution of 10%, and Mr. Svacina, 2%, of base salary. Mr. Kopperud is eligible to receive an incentive contribution ranging from 2% to 36% of base salary and Mr. Svacina, 2% to 20% of base salary, in each case based on targeted average asset growth. Deferrals made by a participant and the Bank's matching contribution, if any, will be credited to the participant's unfunded account. The account will also be credited with interest at an annual rate equal to 50% of the Bank's return on equity for the prior year. The participant will be entitled to receive payment of his entire account in the event of his termination of employment because of death, disability, or retirement (at age 65 or later, or early retirement at age 55 or later if employed at least 15 years with 5 years of participation in the plan), or upon a change
                                       12
of control. The Bank's matching contribution (and earnings attributable thereto) will be subject to forfeiture in the event of termination other than death, disability, or retirement, with class vesting of each year's matching contribution (and earnings attributable thereto) at the rate of 20% per year. Vested amounts will be distributed to the participant in installments over a period not in excess of 15 years as elected by the participant. Accounts in pay status will be credited with interest at an annual rate of 7.5% per annum on the unpaid balance.

       Mr. Cattanach participates in the Incentive Deferred Bonus Plan for vice presidents and senior vice presidents of the Bank. The Bank has established the maximum bonus opportunity at 10% of base salary. This percentage will remain in effect for future fiscal years unless changed by the Bank. Bonus amounts are determined by the degree to which the departmental and individual performance goals under the Senior Management Incentive Compensation Plan are attained; provided, however, that no bonus will be earned unless the Bank has attained its budgeted net income for the year. Any bonus earned by a participant will be credited to an unfunded deferral account and credited with interest at an annual rate equal to the Bank's return on equity for the year. Deferred amounts attributable to any fiscal year (including accrued interest) will be distributed in cash to the participant four years after the close of the year in which they were earned, although such payment will be made earlier if the participant dies, becomes disabled, or attains age sixty-four. If a participant terminates employment for any other reason prior to distribution, his account will be forfeited. A participant's account will be fully vested upon a change of control.

       Compensation Committee and Board Interlocks and Insider Participation. No executive officer of the Company or the Bank served on the board of directors or compensation committees of any organization whose executive officers served on the Compensation Committee. Mr. Kopperud is an employee of the Bank and a member of its board, but does not participate in the Bank's formal determination of compensation levels which are recommended by him.

                                              COMPENSATION COMMITTEE
                                              Charles A. Ghidorzi (Chairman)
                                              Patrick L. Crooks
                                              William J. Fish
                                              Thomas R. Polzer

                            STOCK PRICE PERFORMANCE

       The following graph and table compares the yearly percentage change in the cumulative total shareholder return of our common stock for the five-year period beginning December 31, 2000, with the Hemscott (formerly CoreData) Midwest Regional Bank Stock Index and the Hemscott Russell 2000 Index. The Russell 2000 Index includes the 2000 smallest securities in the Russell 3000 Index (which consists of the 3,000 largest companies whose stock is traded in

U.S. markets, based on market capitalization). The companies represented on the Russell 2000 Index had a $948.6 million dollar-weighted average market capitalization as of May, 2005. Our stock, along with 114 other Midwest financial institutions, is included in the Hemscott Midwest Regional Bank Stock Index. Some of these companies are comparable in size to our company, while many are significantly larger, including multi-billion dollar regional bank holding companies.

       The graph and table assume that the value of an initial investment in our common stock and each index on December 31, 2000 was $100 and that all dividends were reinvested. The prices used in the table reflect quotations on the NASD OTC Bulletin Board and do not reflect retail mark-up, mark-down or
                                       13
commissions and may not necessarily represent actual transactions. There is no active established trading market in our common stock.

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                                                   December 31,
                             2000      2001     2002      2003      2004     2005
PSB Holdings, Inc.*         100.00    119.29   178.57    254.43    247.33   241.09
Regional-Midwest Banks      100.00    100.86    96.52    124.09    132.31   127.04
Russell 2000 Market Index   100.00    101.02    79.22    115.16    135.31   139.81

* There is no active established trading market in our common stock. The values represented for our common stock are based on quotations on the NASD OTC Bulletin Board.

                              PSB HOLDINGS, INC.
                PROXY SOLICITED BY DIRECTORS FOR ANNUAL MEETING
                                APRIL 18, 2006


      The undersigned hereby appoint(s) David K. Kopperud and David A. Svacina, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of PSB Holdings, Inc. that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 18, 2006, and at any adjournment thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed on the face hereof with respect to the proposals set forth in the proxy statement dated March 10, 2006, with the same effect as though the undersigned were present in person and voting such shares. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

      THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF EACH NOMINEE.

1.    Election of Directors:

      GORDON P. CONNOR        GORDON P. GULLICKSON     WILLIAM M. REIF
      PATRICK L. CROOKS       DAVID K. KOPPERUD        THOMAS A. RIISER
      WILLIAM J. FISH         THOMAS R. POLZER         JOHN H. SONNENTAG
      CHARLES A. GHIDORZI

      (box)    FOR  each nominee listed above   (box)  WITHHOLD AUTHORITY
               (except as marked to                    to vote for all nominees
               the contrary below)                     listed above

      Instruction: To withhold authority to vote for any individual nominee(s), print the name of the nominee on the space provided:

      __________________________________________________________________

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

        UNLESS OTHERWISE SPECIFIED IN THE SQUARES PROVIDED, THE PROXIES
           SHALL VOTE FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

Please print name of shareholder below:  Dated  _________________, 2006

Name:  ____________________________         ___________________________________
            (Please Print)                               Signature

Name:  ____________________________        ____________________________________
            (Please Print)                       Signature if held jointly

                                           When shares are held by joint
                                           tenants, both should sign.  When
                                           signing as attorney, executor,
                                           administrator, trustee, or guardian,
                                           please give full title.  If a
                                           corporation, partnership, LLC, or
                                           other entity, please sign in full
                                           name of entity by authorized
                                           individual and give title.


   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.